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Exhibit No. 5(ii)

                                  April 3, 1995

Butler International, Inc.
110 Summit Avenue
Montvale, New Jersey 06745

         RE:     REGISTRATION STATEMENT ON FORM S-8
                 BUTLER SERVICE GROUP, INC.
                 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Ladies and Gentlemen:

         We have acted as counsel to Butler International, Inc., a Maryland corporation (the "Company"), in preparing a Registration Statement on Form S-8 (the "Registration Statement") relating to the Butler Service Group, Inc. Supplemental Executive Retirement Plan (the "Plan") filed by the Company with the Securities and Exchange Commission covering 250,000 shares of common stock, $.001 par value, of the Company issuable pursuant to the Plan.

         In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth, including, without limitation, the Plan and the Butler Service Group, Inc. Supplemental Executive Retirement Plan Summary of Plan Provisions. We have not made an independent investigation of the facts set forth in such documents or in the other materials we have examined in preparing the documents or this opinion. We have consequently relied on the authenticity and accuracy of the information presented in such documents or otherwise furnished to us. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         In reaching our opinion we have relied upon representations made to us by the Company that the Plan is unfunded and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.


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         Based on the foregoing, we are of the opinion that the provisions of the written documents constituting the Plan comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), pertaining to such provisions.

         To the extent any of the statements, representations or assumptions we have relied upon in issuing this opinion as described above are inaccurate or incorrect, our opinion might be adversely affected and may not be relied upon. Our opinion is based on ERISA regulations and authorities as of the date hereof. Subsequent developments could have a material impact on our opinion.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                         Sincerely,

                                                         Baker & McKenzie


                                                         By:/s/Maura Ann McBreen
                                                            --------------------
                                                            Maura Ann McBreen